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Exhibit 99.4

380 Interlocken Crescent • Broomfield, CO 80021 • 303.460.9200 • Fax: 720.566.3860 • www.mcdata.com

McDATA Confidential

June 1, 2005

VIA FEDERAL EXPRESS AND FACSIMILE
Thomas G. Hudson
Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, MN 55442

RE:
Employment

Dear Tom:

        First and foremost, thank you for your efforts in getting the McDATA/CNT transaction approved by shareholders! Your efforts on the road show were invaluable. We are now well positioned to create an industry leading combined company that we believe will deliver significant shareholder value.

        As was discussed as part of the May 9th announcement, you will be leaving the employment of CNT and will take a Board position with McDATA. You have also agreed to provide services to McDATA under a consulting arrangement—the terms of which have been separately provided to you. As more fully set forth in your Amended and Restated Employment Agreement with CNT dated March 3, 2003 (the "Employment Agreement"), a $3 million severance payment will be made to you in a lump sum within 30 days after the termination (the "Severance Amount"). Under the Employment Agreement, you are required to execute and deliver the Release Agreement that was attached to your Employment Agreement.

        In addition to the Severance Amount, McDATA is willing to provide to you an additional severance amount of $875,000 within 30 days after termination, (the "Additional Severance Amount"), upon the condition that you execute the attached Release Agreement that has been supplemented with additional language shown in italics. After consulting with our Tax Department, we firmly believe that the Additional Severance Amount will not trigger an excise tax payment (IRC Sections 4999/280G). Nonetheless, we acknowledge that if it were to trigger an excise tax, Section 9 of your Employment Agreement would apply.

        With regard to other benefits that are called out under your Employment Agreement, you should contact Karen Niparko at 720.558.4062. Thank you for your contributions to CNT and the acquisition.

Sincerely yours,

/s/  THOMAS O. MCGIMPSEY

Thomas O. McGimpsey
Vice President and General Counsel
McDATA Corporation

EXHIBIT A

RELEASE AGREEMENT

        Computer Network Technology Corporation (the "Company"), McDATA Corporation ("McDATA") and Thomas G. Hudson ("Executive") agree as follows:

        WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement dated March 3, 2003 (the "Employment Agreement"); and

        WHEREAS, the Company and Executive have agreed to terminate the Employment Agreement releasing each other from all further obligations except those specifically identified therein as surviving such termination.

        WHEREAS, as a result of the Agreement and Plan of Merger, dated January 17, 2005, by and among McDATA, the Company and Condor Acquisition, Inc., as amended (the "Merger Agreement"), McDATA would own all of the stock of the Company after the closing of the merger.

        WHEREAS, McDATA and Executive are planning to enter into a consulting agreement whereby the Executive shall provide consulting services for a period of 12 months (the "Consulting Agreement").

        THEREFORE, in consideration of the covenants and obligations set forth below, the Company and Executive agree as follows:

        1.     Separation from Employment. Executive's employment with the Company will terminate at the end of business on May 31, 2005 upon the closing of the CNT acquisition by McDATA.

        2.     Severance. The Company agrees to pay Executive severance benefits in accordance with the terms of (a) the Employment Agreement commencing as soon as practicable and (b) the May 25, 2005 McDATA Letter, following the expiration of the rescission period referred to in Section 5d) below.

        3.     Release of Claims. After adequate opportunity to review this Release Agreement and to obtain the advice of legal counsel of Executive's choice, Executive hereby releases, acquits and forever discharges the Company and McDATA (excluding McDATA's obligations under the Merger Agreement and the Consulting Agreement), and all of its directors, officers, agents, employees, affiliates, parents, successors and assigns ("Representatives"), from any and all liability whatsoever arising from or relating to (i) his employment by the Company, (ii) his separation from employment with the Company, (iii) any other claim or liability, excluding liabilities from claims arising under this Release Agreement or under Sections 6(d) and 9 of the Employment Agreement or (iv) as otherwise may exist. Subject to the foregoing, by this Release, Executive gives up any right to make a claim, bring a lawsuit, or otherwise seek money damages or court orders as a result of his employment by the Company, his separation from employment with the Company, or otherwise as against the Company or McDATA or their Representatives. Executive hereby acknowledges and intends that this Release applies to any statutory or common law claims which have arisen through the date of Executive's signature below, including but not limited to, any and all claims of unpaid wages, stock options, wrongful termination, defamation, intentional or negligent infliction of emotional distress, negligence, breach of contract, fraud, and any claims under the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Minnesota Human Rights Act (MHRA), the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other local, state or federal statutes. Executive acknowledges that this Release includes all claims Executive is legally permitted to release and as such does not apply to any claim for reemployment benefits, nor does it preclude Executive from filing a charge of discrimination with the state Department of Human Rights or the federal Equal Employment Opportunity Commission although Executive would not be able to recover any damages if Executive filed such a charge. This Release includes but is not limited to all claims relating to Executive's employment and the separation of Executive's employment. This

Release Agreement shall be binding upon Executive and upon his heirs, administrators, representatives, executors, successors and assigns. Notwithstanding anything to the contrary contained herein, in no event shall this Release Agreement constitute a release by the Executive of his rights with respect to accrued benefits to which he would otherwise be entitled under any of the Company's employee benefit plans, programs or other employee benefit arrangements (excluding any severance plans or arrangements).

        Executive agrees that for a period beginning on the date hereof and continuing until twelve (12) months following the termination of Executive's 12 month consulting agreement with McDATA, Executive will not: (a) engage in any activities which conflict with his obligations to the Company or McDATA, and (b) induce any employee of the Company or McDATA to leave the employ of the Company or McDATA. Executive agrees to not make negative comments about the Company, McDATA, or its Representatives. Executive agrees to return any and all Company or McDATA confidential information and equipment upon request.

        4.     Entire Agreement. This Release Agreement contains the entire agreement between Executive and the Company with respect to the subject matter hereof. No modification or amendment to this Release Agreement shall be valid or binding unless made in writing and signed by the parties. This Release Agreement will be interpreted under the laws of Minnesota.

        5.     Notification of Rescission Rights.

          a)    This Release Agreement contains a release of certain legal rights which Executive may have under the ADEA or the MHRA. Executive should consult with an attorney regarding such release and other aspects of this Release Agreement before signing.

          b)    The termination of Executive's employment by the Company will not be affected by Executive's acceptance or failure to accept this Release Agreement. If Executive does not accept the terms hereof, or if Executive revokes his acceptance of this Release Agreement, the Company will not provide to him the benefits described herein.

          c)     Executive has forty-five (45) days to consider whether or not to sign this agreement, starting from the date he first receives a copy of this agreement. Executive may sign this agreement at any time during this forty-five (45) day period.

          d)    After Executive has accepted this Release Agreement by signing it, he may revoke his acceptance for a period of fifteen (15) days after the date he signed this Release Agreement. This Release Agreement will not be effective until this fifteen (15) day revocation period has expired.

          e)    If Executive wishes to revoke his acceptance of this Release Agreement he must notify the Company in writing within the fifteen (15) day revocation period. Such notice must be delivered to the Company in person or mailed by certified mail, return receipt requested, addressed to: Computer Network Technology Corporation, 6000 Nathan Lane North, Plymouth, MN 55442, Attention: Board of Directors with a copy faxed to Thomas O. McGimpsey, McDATA Corporation at 720.558.4747. If Executive fails to properly deliver or mail such written revocation as instructed, the revocation will not be effective.

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I first received a copy of this Release Agreement on May 27, 2005.
Date:	5/27/2005	/s/ THOMAS G. HUDSON Thomas G. Hudson
I agree to accept the terms of this Release Agreement.
Date:	5/27/2005	/s/ THOMAS G. HUDSON Thomas G. Hudson
COMPUTER NETWORK TECHNOLOGY CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY
Name:	Thomas O. McGimpsey
Title:	Secretary
Date:	June 1, 2005
MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY
Name:	Thomas O. McGimpsey
Title:	Secretary
Date:	June 1, 2005

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  Exhibit 99.4